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Exhibit 2

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

14 April 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY    NSW    2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	—	PAID UP CAPITAL
	—	QUOTED CAPITAL

A total of 92,160 new fully paid shares were allotted on Friday, 11 April 2003 following the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme (SOSPS) and/or the General Management Share Option Plan (GMSOP). The exercise price for these options was in the range $9.53-$14.65 (56,000 @ $9.53, 22,251 @ $13.26 and 13,909 @ $14.65).

Paid-up Capital
Previously:	1,769,178,845 ordinary shares each fully paid.
Now:	1,769,271,005 (increase of 92,160) ordinary shares each fully paid.
Quoted Capital

        Quoted capital is 1,769,271,005 (increase of 92,160) fully paid ordinary shares.

        Since the record date of 27 November 2002, 663,000 fully paid ordinary shares (no change) have been allotted upon exercise of options. These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

24 April 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY    NSW    2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	—	PAID UP CAPITAL
	—	QUOTED CAPITAL

        A total of 341,246 new fully paid shares were allotted on Wednesday, 23 April 2003 following the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme (SOSPS) and/or the General Management Share Option Plan (GMSOP). The exercise price for these options was in the range $9.53-$14.65 (230,000 @ $9.56; 45,000 @ $9.53; 20,000 @ $10.10; 29,808 @ $13.26; and 16,438 @ $14.65).

Paid-up Capital
Previously:	1,769,271,005 ordinary shares each fully paid.
Now:	1,769,612,251 (increase of 341,246) ordinary shares each fully paid.
Quoted Capital

        Quoted capital is 1,768,719,251 (increase of 111,246) fully paid ordinary shares.

        Since the record date of 27 November 2002, 893,000 fully paid ordinary shares (increase of 230,000) have been allotted upon exercise of options. These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

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  Exhibit 2